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                                                                   Exhibit 10.09


                           AMENDMENT NO. 2 TO LEASE


     THIS AMENDMENT NO. 2 TO LEASE is made and entered into as of the 9th day of November, 1999 between Landlord and Tenant named below,

LANDLORD:           LONG WHARF DRIVE, LLC
                    310 Orange Street
                    New Haven, CT 06511

TENANT:             DSL.NET, INC.
                    545 Long Wharf Drive
                    New Haven, CT 06511

BUILDING:           545 Long Wharf Drive
                    New Haven, CT 06511


     WHEREAS, Landlord and Tenant executed a lease dated as of February 5, 1999 (as amended by the amendment more particularly described below, collectively the "Lease"), by which Tenant leased 12,078 rentable square feet on the fifth (5th) floor of the Building (the "Initial Premises"); and

     WHEREAS, by Amendment No. 1 to Lease dated as of June 9, 1999 (the "First Amendment"), Tenant leased an additional 19,422 rentable square feet on the fifth (5th) floor of the Building;

     WHEREAS, by this Amendment No. 2 to Lease (the "Second Amendment"), Tenant wishes to lease an additional 15,600 rentable square feet of space on the ninth
(9th) floor in the Building (the "Ninth Floor Space"), thereby increasing the size of the entire Premises to 47,100 rentable square feet; and

     WHEREAS, Landlord and Tenant wish to execute an amendment of the Lease stating, among other things, the new area of the Premises, the rent for the Ninth Floor Space and Tenant's Proportionate Share.

     NOW, THEREFORE, the parties to this Second Amendment, in consideration of the covenants hereinafter contained and the sum of One Dollar ($1.00) to each party paid by the other, the receipt of which is hereby acknowledged, do covenant and agree as follows:

     1. Unless other-wise stated herein, this Second Amendment is effective on the day and year written above. Further, all capitalized terms used in this Second Amendment but not defined herein shall have the same meanings ascribed thereto in the Lease.

     2.
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                                      -2-

          (a) Effective as of December 15, 1999 (the "Ninth Floor Phase I Commencement Date"), the Premises shall be increased and expanded to include the first phase of the Ninth Floor Space consisting of approximately 6,000 rentable square feet (the "Phase I Space") which Phase I Space is shown as the cross hatched area on Exhibit A-1, annexed hereto and made a part hereof The
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provisions of this subparagraph shall be deemed a grant of a lease. In the event that Landlord shall fail to deliver the Phase I Space by the Ninth Floor Phase I Commencement Date for reasons other than "force majeure," as that term is defined in the Lease, or the acts or delay of Tenant, then the "Ninth Floor
Space Rent," as that term is defined below, with respect to the Phase 1 Space shall be abated until such time as Landlord shall deliver the Phase I Space to Tenant. The abatement of the rent attributable to the Phase I Space only shall be Tenant's sole remedy for Landlord's failure to deliver the Phase 1 Space by December 15, 1999. However, the immediately preceding sentence notwithstanding, in the event Landlord does not deliver the Phase I Space by December 31, 1999, then Tenant shall have the right to terminate this Second Amendment upon ten
(10) days prior written notice to Landlord and thereafter, neither party shall have any further liability to the other with respect to this Second Amendment.
If Tenant exercises the termination right provided hereunder, the Lease shall nevertheless remain in full force and effect as if the Second Amendment had never been executed between the parties.

          (b) Landlord and Tenant acknowledge that Landlord will continue to occupy the remaining portion of the Ninth Floor Space from the Ninth Floor Phase I Commencement Date until January 1, 2000. As such, on or before the Ninth Floor Phase I Commencement Date, Landlord shall, at Landlord's sole cost and expense, construct a temporary barrier or temporary demising partition between the Phase I Space and the remaining portion of the Ninth Floor Space, using building standard materials; the design, location and general sufficiency of which shall be determined by Landlord and subject to Tenant's approval, which approval shall not be unreasonably withheld, conditioned or delayed.

          (c) If, during the time between the Ninth Floor Phase 1 Commencement Date and January 1, 2000, Landlord and Tenant share any Facilities on the ninth floor (individually a "Shared Facility" and collectively, "Shared Facilities") including, without limitation, a pantry, conference rooms, common corridors, telephone fines or a voice/date/communication room, Landlord shall retain control over the use and occupancy of the Shared Facilities and Tenant shall be responsible for any costs incurred by Landlord in connection with Tenant's use of the Shared Facilities or any damage to such Shared Facilities caused by the acts, omissions or negligence of Tenant or agent, employee or invitee of Tenant. The Shared Facilities are outlined in Exhibit B, attached hereto and made a part hereof

          (d) Further, during the period between the Ninth Floor Phase 1 Commencement Date and January 1, 2000, Landlord and Tenant agree, to the greatest extent possible, to cause their respective employees, visitors and contractors to (A) avoid entering the portion of the Ninth Floor that is occupied by the other party, (B) avoid making excessive noise or conducting any other activities that would unreasonably disturb the business operations of the other party, (C) respect the confidentiality of the business operations of the other party, and
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                                      -3-

(D) take such measures as are reasonably prudent to protect the safety and confidentiality of their respective property.

     3.

          (a) Effective as of January 1, 2000, the Premises shall be further increased and expanded to include the remaining portion of the Ninth Floor Space, the entire Ninth Floor Space being more particularly depicted on Exhibit
                                                                        -------
A-2, attached hereto and made a part hereof, so that the Premises shall consist
---
of 47,100 rentable square feet. The provisions of this subparagraph shall be deemed a grant of a lease. The parties hereby stipulate and agree that the Ninth Floor Space has been established using the current Building Owners and Managers Association International ANSI Z 65.1 Copyright 1996 Standard Method of Measurement and shall not be subject to remeasurement. In the event that Landlord shall fail to deliver the remaining portion of the Ninth Floor Space by January 1, 2000 for reasons other than "force majeure," as that term is defined in the Lease, or the acts or delay of Tenant, then the "Ninth Floor Space Rent," as that term is defined below with respect to the remaining portion of the Ninth Floor Space, shall be abated until such time as Landlord shall deliver the remaining portion of the Ninth Floor Space to Tenant. However, Tenant shall continue to pay rent on the Phase 1 Space at the annual rate of $14.25 per rentable square foot of the Phase 1 Space until the remaining portion of the Ninth Floor Space is delivered to Tenant, whereupon Tenant shall commence-paying the entire Ninth Floor Space Rent as provided herein. The abatement of the rent attributable to the remaining portion of the Ninth Floor Space only shall be Tenant's sole remedy for Landlord's failure to deliver the remaining portion of the Ninth Floor Space by January 1, 2000. The immediately preceding sentence notwithstanding, in the event Landlord does not deliver the remaining portion of the Ninth Floor Space by February 15, 2000, then Tenant shall have the right to terminate this Second Amendment upon ten (10) days prior written notice to Landlord and thereafter, neither party shall have any further liability to the other with respect to this Second Amendment. If Tenant exercises the termination right provided hereunder, the Lease shall nevertheless remain in full force and effect as if the Second Amendment had never been executed between the parties.

          (b) Except for the work to be undertaken by Landlord as set forth in Paragraph 3(c) below, Tenant accepts the Ninth Floor Space in "AS IS" condition, subject to all faults therein, and acknowledges that no representation with respect to the condition thereof has been made by Landlord to Tenant. Except as expressly provided in subparagraph 3(c) below, Landlord shall have no responsibility for altering or improving the Ninth Floor Space for or on behalf of Tenant, nor for any failure of the Ninth Floor Space to comply with all laws, rules and regulations, as more particularly describe in Section 32 of the Lease (collectively, "Laws"). Tenant shall be responsible, at its own expense, for any alterations or improvements to be made to the Ninth Floor Space, which shall be made in compliance with Laws.

          (c) The provisions of Paragraph 3(b) notwithstanding, Landlord shall construct a secured doorway (the "Doorway") leading from the ninth floor common area to the Ninth Floor Space. The Doorway shall consist of a door with a building standard door lock, the design and location of the Doorway shall be shown on plans or a sketch to be prepared by Landlord and approved by Tenant, which approval shall not be unreasonably withheld,
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                                      -4-

conditioned or delayed. The materials to be used shall be selected by Landlord in its sole reasonable discretion, and the cost of constructing the Doorway shall be borne by Landlord. Landlord shall use reasonable efforts to avoid interfering with the operation of Tenant's business during the course of Landlord's construction of the Doorway; provided, however, in no event shall Landlord have any liability to Tenant for lost business nor shall Tenant be entitled to abate the rent in the event said construction does cause an interruption of Tenant's business in the Ninth Floor Space.

          (d) Landlord agrees that, without cost to Landlord, it shall reasonably assist Tenant in the development of plans and drawings with respect to any construction of the Ninth Floor Space by Tenant, which assistance shall include the review and approval of Tenant's plans illustrating in detail Tenant's proposed construction of the Ninth Floor Space (the "Ninth Floor Space Construction Plans"), which approval shall not be unreasonably withheld, conditioned or delayed. Any and all work to be undertaken by Tenant with respect to the Ninth Floor Space shall be performed by Tenant at Tenant's sole cost and expense. Tenant shall not undertake any work in the Ninth Floor Space without having first received Landlord's approval as set forth above. Tenant agrees that following its initial construction of the Ninth Floor Space, all as shall be set forth in the Ninth Floor Space Construction Plans, Tenant shall not make any subsequent improvements or alterations to the Ninth Floor Space without the prior written consent of Landlord, which consent shall not be-unreasonably
                                                       ---
withheld, conditioned or delayed.

     4. The term of the Lease with respect to the Phase 1 Space shall commence on December 15, 1999. The term of the Lease with respect to the remaining portion of the Ninth Floor Space shall commence on January 1, 2000, and the term of the Lease with respect to the entire Ninth Floor Space (including the Phase 1 Space) shall terminate and expire on December 31, 2002 (the period from the respective ninth floor commencement dates through December 31, 2002 being referred to herein as the "Ninth Floor Space Term") unless extended as provided hereinbelow. Upon the expiration of the Ninth Floor Space Term, as the same may be extended, Tenant shall surrender and vacate the Ninth Floor Space in accordance with the terms of the Lease. In the event Landlord is unable to deliver the Phase 1 Space by December 15, 1999 and/or the remaining portion of the Ninth Floor Space by January 1, 2000 as set forth above, the expiration date of the Ninth Floor Space shall nevertheless remain unmodified.

     5. Provided Tenant is not then in default under any of the terms and conditions of the Lease, as amended, Tenant shall have the right (the "Extension Right") to extend the Ninth Floor Space Term for a period of time as shall be coterminous with the "Expiration Date" of the Lease, as that term is defined in the Lease (the "Extension Period"). The parties hereby stipulate and agree that the Expiration Date of the Lease and, therefore, the expiration date of the Extension Period (if exercised) is May 31, 2005. Tenant's Extension Right shall be subject to the following terms and conditions. The Extension Right shall be exercised by Tenant delivering written notice to Landlord at least six (6) months prior to the expiration of the Ninth Floor Space Term. The Extension Period shall be subject to all of the terms and conditions of the Lease, as amended, and the Ninth Floor Space Rent shall remain the same as in effect during the last month prior to the Extension Period.
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                                      -5-

     6. Tenant shall use and occupy the Ninth Floor Space as provided in Paragraph 2(c) of the Lease.

     7. Tenant shall continue to make all payments of Base Rent and Additional Rent as set forth in the Lease during the Ninth Floor Space Term and for the remaining term of the Lease. In addition to the payments of Base Rent and Additional Rent, and not in lieu thereof, commencing on December 15, 1999 and continuing for the duration of the Ninth Floor Space Term, Tenant shall pay rent for the Ninth Floor Space (the "Ninth Floor Space Rent") pursuant to the following schedule:

     December 15, 1999 - December 31, 1999: $4,037.50 ($237.50 per day x 17 days at 6,000 rentable square feet)
     January 1, 2000 - December 31, 2002: $222,300.00 per annum; $18,525.00 per month; $14.25 per rentable square foot (at 15,600 rentable square feet)

     8. Commencing as of January 1, 2000 and continuing for the duration of the Ninth Floor Space Term as the same may be extended pursuant to Paragraph 5 above, the paragraph entitled "Tenant's Proportionate Share" in Paragraph 3 of the Lease, as amended by Paragraph 4(b) of the First Amendment, is hereby amended by deleting the term "11.80%" and inserting the term "17.64%" in lieu thereof If Tenant has not elected to extend the Ninth Floor Space Term as aforesaid, then as of the first day following the expiration of the Ninth Floor Space Term, (i.e. January 1, 2003), the term "Tenant's Proportionate Share" shall be modified by substituting the term "11.80%" for the term "17.64%" which shall be Tenant's Proportionate Share for the remainder of the term of the Lease, unless the Premises are further increased or the Ninth Floor Space Term extended. Further, Tenant shall be solely responsible for the payment of all electricity furnished to the Ninth Floor Space. If the Ninth Floor Space is separately submetered, Tenant shall pay for all of its electricity usage directly to the local utility server and the costs of any submetering shall be borne by Tenant. In the event the Ninth Floor Space is not separately metered, then the cost to Landlord for furnishing electricity to the Ninth Floor Space shall be deemed "Electricity Charges," as that term is defined in the Lease, and all such Electricity Charges shall be included in "Operating Expenses," as that term is defined in the Lease.

     9. Throughout the Ninth Floor Space Tem-4 in addition to the number of parking spaces allotted to Tenant pursuant to Paragraph 1(B) of the Lease, as amended by Paragraph 3(c) of the First Amendment, Landlord shall provide Tenant with two (2) unreserved parking spaces on the property for every 1,000 rentable square feet of the Ninth Floor Space. Tenant shall have no further right to use said additional parking spaces following the expiration of the Ninth Floor Space Term or any earlier termination of the Lease.

     10. For the period commencing December 15, 1999 and continuing through and including December 31, 1999, the Premises shall be deemed to consist of 37,500 rentable square feet. For the period commencing January 1, 2000 and continuing for the remainder of the Ninth Floor Space Term, the Premises shall be deemed to consist of 47,100 rentable square feet. The preceding sentence notwithstanding, Tenant agrees that in no event shall the "Improvement
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                                      -6-

Allowance" contemplated in Paragraph 5(c)(b) of the Lease apply to any area other than the Initial Premises (consisting of 12,078 rentable square feet) nor shall the "Additional Space Improvement Allowance" contemplated in Paragraph 2(d) of the First Amendment apply to any area other than the "Additional Space," (consisting of 19,422 rentable square feet) as that term is defined in the First Amendment (except for the "cross funding" permitted by Paragraph 2(f) of the First Amendment). The purpose of this Paragraph 10 is to prohibit the payment of the Improvement Allowance and the Additional Space Improvement Allowance against the rentable square feet contained in the Ninth Floor Space due to the inclusion of the Ninth Floor Space within the term "Premises" by virtue of this Second Amendment.

     11. Paragraph 33 of the Lease entitled "Right of First Offer" is hereby amended by adding the following paragraph to the end of said section:

     "If at any time after the first two (2) lease years of this Lease, Landlord decides to seek offers to lease all or any part of the space remaining on the sixth (6th) floor of the Building, Landlord will provide Tenant with Landlord's Offer. The provisions of the preceding paragraph pertaining to the time period for Tenant to accept Landlord's Offer, the amendment between the parties incorporating the terms of Landlord's Offer and the termination of the right of first offer shall apply to the terms contained in this paragraph, mutatis
                                                                  -------
mutandis."
--------

     12. Each party represents to the other that (i) it has not dealt with any broker, agent or other intermediary who is or may be entitled to be paid a broker commission or finder's fee in connection with this Second Amendment, except for Insignia/ESG ("Landlord's Broker") and Sentry Commercial Real Estate Services, Inc. ("Tenant's Broker"); and (ii) there are no claims for brokerage commissions or finder's fees in connection with this Amendment, except as to Landlord's Broker and Tenant's Broker. Landlord acknowledges that any commission or finder's fee due to the Broker(s) in connection with this Lease shall be the sole obligation of Landlord. Each party agrees to indemnify the other and hold it harmless from all liabilities arising from breach of the representations stated above. The representations and obligations contained in this Section 12 shall survive the termination of this Amendment. Notwithstanding anything contained in this Second Amendment to the contrary, in the event Tenant terminates this Second Amendment as provided in Subparagraphs 2(a) and 3(a) above, then the Brokers shall not be entitled to any commissions and if Landlord has previously made such payments to the Brokers, the Brokers shall refund said amounts in full to Landlord within thirty (30) days of Tenant's election to terminate this Second Amendment.

     13. Except as set forth above, commencing December 15, 1999 as to the Phase 1 Space and January 1, 2000 as to the entire Ninth Floor Space, the Phase 1 Space and entire Ninth Floor Space, respectively, shall be added to the Premises for duration of the Ninth Floor Space Term and shall be subject to all of the terms and conditions of the Lease.

     14. Except as modified by this Second Amendment, the terms and provisions of the Lease are hereby confirmed and ratified, and that instrument shall remain in full force and effect as modified herein.
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                                     -7-

     IN WITNESS WHEREOF, Landlord and Tenant have signed this Amendment No. 2 to Lease as of the day and year first above written.

Signed, Sealed, and Delivered
in the Presence of:                     LANDLORD:

                                        LONG WHARF DRIVE, LLC


____________________________________    By:_____________________________________

____________________________________    Its:

                                        TENANT

                                        DSL.NET, INC.


____________________________________    By:_____________________________________

____________________________________    Its Authorized Signatory